UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 7, 2011, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a License Agreement (the “License Agreement”) with Chiva Pharmaceuticals, Inc. (“Chiva”). Under the License Agreement, Ligand granted to Chiva an exclusive worldwide license, with sub-license rights, to Ligand intellectual property rights related to Fablyn(R), a selective estrogen receptor modulator. Chiva is obligated to pay Ligand a non-refundable license issuance fee of $4,000,000 on or before June 1, 2012. Ligand is also eligible to receive, under the License Agreement, both milestones and royalty payments on worldwide net sales of Fablyn(R).

* * *

The foregoing summary of the material terms of the License Agreement and does not purport to be complete and is qualified in its entirety be reference to the License Agreement, a copy of which will be filed with the Securities and Exchange Commission by Ligand on its Annual Report on Form 10-K for the period ending December 31, 2011.

Item 8.01. Other Events.

On October 10, Ligand issued a press release entitled “Ligand Enters Into Global Licensing Agreement With Chiva Pharmaceuticals for Fablyn(R).”

A copy of the press release, dated October 10, 2011, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated October 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: October 11, 2011	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated October 10, 2011.